KPMG Peat Marwick LLP

                    FINANCIAL GUARANTY INSURANCE COMPANY

                             Financial Statements

                         December 31, 1995 and 1994


                 (With Independent Auditors' Report Thereon)

FINANCIAL GUARANTY INSURANCE COMPANY
================================================================================


Audited Financial Statements


December 31, 1995






         Report of Independent Auditors..............................................................1
         Balance Sheets..............................................................................2
         Statements of Income........................................................................3
         Statements of Stockholder's Equity..........................................................4
         Statements of Cash Flows....................................................................5
         Notes to Financial Statements...............................................................6

KPMG Peat Marwick LLP

     345 Park Avenue
     New York, NY 10154







Report of Independent Auditors'



The Board of Directors and Stockholder
Financial Guaranty Insurance Company:

We have audited the accompanying balance sheets of Financial Guaranty Insurance Company as of December 31, 1995 and 1994, and the related statements of income, stockholder's equity, and cash flows for each of the years in the three year period then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the fnancial position of Financial Guaranty
Insurance Company as of December 31, 1995 and 1994 and the results of its operations and its cash flows for each of the years in the three year period then ended in conformity with generally accepted accounting principles.

As described in notes 6 and 2, respectively, in 1993, the Company changed its methods of accounting for multiple-year retrospectively rated reinsurance contracts and for the adoption of the provisions of the Financial Accounting Standards Board's Statement of Financial Accounting Standards No. 115, Accounting for Certain Investrnents in Debt and Equity Securities.


                                              KPMG Peat Marwick LLP



January 19, 1996

Financial Guaranty Insurance
Company                                                           Balance Sheets

================================================================================




($ in Thousands, except per share amounts)

                                                                             December 31,                  December 31,
Assets                                                                            1995                          1994
                                                                            ---------------                -------------

Fixed maturity securities available-for-sale
  (amortized cost of $2,043,453 in 1995 and $1,954,177 in 1994)                $2,141,584                    $1,889,910
Short-term investments, at cost, which approximates market                         91,032                        75,674
Cash                                                                                  199                         1,766
Accrued investment income                                                          37,347                        40,637
Reinsurance recoverable                                                             7,672                        14,472
Prepaid reinsurance premiums                                                      162,087                       164,668
Deferred policy acquisition costs                                                  94,868                        90,928
Property and equipment, net of accumulated depreciation
($12,861 in 1995 and $10,512 in 1994)                                               6,314                         7,912
Receivable for securities sold                                                     26,572                             -
Prepaid expenses and other assets                                                  12,627                        12,243
                                                                               ----------                    ----------

        Total assets                                                           $2,580,302                    $2,298,210
                                                                               ==========                    ==========

Liabilities and Stockholder's Equity

Liabilities:

Unearned premiums                                                             $   727,535                    $  757,425
Loss and loss adjustment expenses                                                  77,808                        98,746
Ceded reinsurance balances payable                                                  1,942                         2,258
Accounts payable and accrued expenses                                              32,811                        28,489
Payable to Parent                                                                   1,647                        18,600
Current federal income taxes payable                                               51,296                        82,123
Deferred federal income taxes                                                      99,171                        22,640
Payable for securities purchased                                                   40,211                         8,206
                                                                               ----------                     ---------

        Total liabilities                                                       1,032,421                     1,018,487
                                                                               ----------                     ---------

Stockholder's Equity:

Common stock, par value $1,500 per share;
10,000 shares authorized, issued and outstanding                                   15,000                        15,000
Additional paid-in capital                                                        334,011                       334,011
Net unrealized gains (losses) on fixed maturity securities available-
  for-sale, net of tax                                                             63,785                       (41,773)
Foreign currency translation adjustment                                            (1,499)                       (1,221)
Retained earnings                                                               1,136,584                       973,706
                                                                               ----------                    ----------

        Total stockholder's equity                                              1,547,881                     1,279,723
                                                                               ----------                    ----------

        Total liabilities and stockholder's equity                             $2,580,302                    $2,298,210
                                                                               ==========                    ==========

                                         See  accompanying  notes  to  financial statements.


Financial Guaranty Insurance
Company                                                     Statements of Income

================================================================================



($ in Thousands)

                                                                          For the Year Ended December 31,
                                                                  ---------------------------------------------------
                                                                  1995                    1994                   1993
                                                                  ----                    ----                   ----
Revenues:

Gross premiums written                                          $  97,288                $ 161,940             $ 291,052
Ceded premiums                                                    (19,319)                 (46,477)              (49,914)
                                                                ----------              ----------             ---------

  Net premiums written                                             77,969                  115,463               241,138
Decrease (increase) in net unearned premiums                       27,309                   53,364               (74,902)
                                                                 --------               ----------             ---------

  Net premiums earned                                             105,278                  168,827               166,236
Net investment income                                             120,398                  109,828                99,920
Net realized gains                                                 30,762                    5,898                35,439
                                                                  -------               ----------             ---------

  Total revenues                                                  256,438                  284,553               301,595
                                                                  -------                ---------             ---------

Expenses:

Loss and loss adjustment expenses                                  (8,426)                   3,646                42,894
Policy acquisition costs                                           13,072                   15,060                19,592
(Increase) decrease in deferred policy acquisition costs           (3,940)                   3,709                 2,658
Other underwriting expenses                                        19,100                   21,182                21,878
                                                                 --------                ---------             ---------

  Total expenses                                                   19,806                   43,597                87,022
                                                                 --------                ---------             ---------

Income before provision for Federal income taxes                  236,632                  240,956               214,573
                                                                 --------                ---------             ---------

Federal income tax expense (benefit):
  Current                                                          28,913                   43,484                59,505
  Deferred                                                         19,841                    7,741                (7,284)
                                                                ---------               ----------            ----------

  Total Federal income tax expense                                 48,754                   51,225                52,221
                                                                ---------                ---------             ---------

  Net income before cumulative effect of
  change in accounting principle                                  187,878                  189,731               162,352
                                                                ---------                ---------              --------

  Net cumulative effect of change in
  accounting principle                                                  -                        -                 3,008
                                                                 --------                ---------              --------

  Net income                                                     $187,878                 $189,731              $165,360
                                                                 ========                 ========              ========


                                         See accompanying notes to financial statements.

                                       -3-

Financial Guaranty Insurance
Company                                       Statements of Stockholder's Equity
================================================================================

($ in Thousands)

                                                                                          Net Unrealized
                                                                                        Gains (Losses) on
                                                                            Additional    Fixed Maturity       Foreign
                                                               Common        Paid-in   Securities Available   Currency     Retained
                                                                Stock        Capital   For-Sale, Net of Tax   Adjustment   Earnings
                                                            ------------   -----------  --------------------  ----------   ---------
Balance, January 1, 1993                                         $ 2,500      $324,639      $   7,267        $(1,597)    $  618,615
Net income                                                          --            --             --             --          165,360
Capital contribution                                                --          21,872           --             --             --
Adjustment to common stock par value                              12,500       (12,500)          --             --             --
Unrealized gains on fixed maturity securities
  previously held at market, net of tax of ($713)                   --            --           (1,325)          --             --

Implementation of change in accounting for
  adoption of SFAS 115, net of tax of $45,643                       --            --           84,766           --             --
Foreign currency translation adjustment                             --            --             --             (668)          --
                                                                 -------      --------      ---------        -------     ----------
Balance, December 31, 1993                                        15,000       334,011         90,708         (2,265)       783,975
Net income                                                          --            --             --             --          189,731
Unrealized losses on fixed maturity securities
  available-for-sale, net of tax of ($71,336)                       --            --         (132,481)          --             --
Foreign currency translation adjustment                             --            --             --            1,044           --
                                                                 -------      --------      ---------        -------     ----------
Balance, December 31, 1994                                        15,000       334,011        (41,773)        (1,221)       973,706
Net income                                                          --            --             --             --          187,878
Dividend paid                                                       --            --             --             --          (25,000)
Unrealized gains on fixed maturity securities
  available for sale, net of tax of $56,839                         --            --          105,558           --             --
Foreign currency translation adjustment                             --            --             --             (278)          --
                                                                 -------      --------      ---------        -------     ----------
Balance, December 31, 1995                                       $15,000      $334,011      $  63,785        $(1,499)    $1,136,584
                                                                 =======      ========      =========        =======     ==========

                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                                 Statements of Cash Flows
================================================================================



($ in Thousands)

                                                                                    For the Year Ended December 31,
                                                                           ----------------------------------------------
                                                                           1995                    1994              1993
                                                                           ----                    ----              ----
Operating Activities:
 Net income                                                                 $187,878           $189,731               $165,360
   Adjustments to reconcile net income
     to net cash provided by operating activities:
   Cumulative effect of change in accounting principle, net of tax                 -                  -                 (3,008)
   Change in unearned premiums                                               (29,890)           (45,927)                90,429
   Change in loss and loss adjustment expense reserves                       (20,938)             2,648                 51,264
   Depreciation of property and equipment                                      2,348              2,689                  2,012
   Change in reinsurance receivable                                            6,800               (304)                (9,040)
   Change in prepaid reinsurance premiums                                      2,581             (7,437)               (15,527)
   Change in foreign currency translation adjustment                            (427)             1,607                 (1,029)
   Policy acquisition costs deferred                                         (16,219)           (18,306)               (19,592)
   Amortization of deferred policy acquisition costs                          12,279             22,015                 22,250
   Change in accrued investment income, and prepaid
       expenses and other assets                                               2,906             (5,150)                (9,048)
   Change in other liabilities                                               (12,946)             2,577                  7,035
   Change in deferred income taxes                                            19,841              7,741                 (7,284)
   Amortization of fixed maturity securities                                   1,922              5,112                  8,976
   Change in current income taxes payable                                    (30,827)            33,391                 30,089
   Net realized gains on investments                                         (30,762)            (5,898)               (35,439)
                                                                           ---------          ---------               --------

 Net cash provided by operating activities                                    94,546            184,489                277,448
                                                                           ---------          ---------               --------

 Investing Activities:

 Sales and maturities of fixed maturity securities                         $ 836,103          $ 550,534            $   789,036
 Purchases of fixed maturity securities                                     (891,108)          (721,908)            (1,090,550)
 Purchases, sales and maturities of short-term investments, net              (15,358)           (11,486)                 4,164
 Purchases of property and equipment, net                                       (750)            (1,290)                  (985)
                                                                           ---------          ---------               --------

 Net cash used in investing activities                                       (71,113)          (184,150)              (298,335)
                                                                           ---------          ---------               --------

 Financing Activities:

 Dividends paid                                                              (25,000)                 -                      -
 Capital contribution                                                              -                  -                 21,872
                                                                           ---------          ---------               --------
 Net cash provided by financing activities                                   (25,000)                 -                 21,872
                                                                           ---------          ---------               --------

 (Decrease) Increase in cash                                                  (1,567)               339                    985
 Cash at beginning of year                                                     1,766              1,427                    442
                                                                           ---------          ---------               --------

 Cash at end of year                                                       $     199          $   1,766               $  1,427
                                                                           =========          =========               ========



                 See accompanying notes to financial statements.

Financial Guaranty Insurance
Company                                           Notes to Financial Statements
================================================================================




(1)      Business

         Financial Guaranty Insurance Company (the "Company"), a wholly-owned insurance subsidiary of FGIC Corporation (the "Parent"), provides financial guaranty insurance on newly issued municipal bonds and municipal bonds trading in the secondary market, the latter including bonds held by unit investment trusts and mutual funds. The Company also insures structured debt issues outside the municipal market.
         Approximately 88% of the business written since inception by the Company has been municipal bond insurance.

         The Company insures only those securities that, in its judgment, are of investment grade quality. Municipal bond insurance written by the Company insures the full and timely payment of principal and interest when due on scheduled maturity, sinking fund or other mandatory redemption and interest payment dates to the holders of municipal securities. The Company's insurance policies do not provide for accelerated payment of the principal of, or interest on, the bond insured in the case of a payment default. If the issuer of a Company-insured bond defaults on its obligation to pay debt service, the Company will make scheduled interest and principal payments as due and is subrogated to the rights of bondholders to the extent of payments made by it.

         The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that effect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

(2)      Significant Accounting Policies

         The accompanying financial statements have been prepared on the basis of generally accepted accounting principles ("GAAP") which differ in certain respects from the accounting practices prescribed or permitted by regulatory authorities (see Note 3). The prior years financial statements have been reclassified to conform to the 1995 presentation. Significant accounting policies are as follows:

         Investments

         As of December 31, 1993, the Company adopted Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." The Statement defines three categories for classification of debt securities and the related accounting treatment for each respective category. The Company has determined that its fixed maturity securities portfolio should be classified as available-for-sale. Under SFAS 115, securities held as available-for-sale are recorded at fair value and unrealized holding gains/losses are recorded as a separate component of stockholder's equity, net of applicable income taxes.

         Short-term investments are carried at cost, which approximates fair value. Bond discounts and premiums are amortized over the remaining terms of the securities. Realized gains or losses on the sale of investments are determined on the basis of specific identification.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================



         Premium Revenue Recognition

         Premiums are earned over the period at risk in proportion to the amount of coverage provided which, for financial guaranty insurance policies, generally declines according to predetermined schedules.

         When unscheduled refundings of municipal bonds occur, the related unearned premiums, net of premium credits allowed against the premiums charged for insurance of refunding issues and applicable acquisition costs, are earned immediately. Unearned premiums represent the portion of premiums written related to coverage yet to be provided on policies in force.

         Policy Acquisition Costs

         Policy acquisition costs include only those expenses that relate directly to premium production. Such costs include compensation of employees involved in underwriting, marketing and policy issuance functions, rating agency fees, state premium taxes and certain other underwriting expenses, offset by ceding commission income on premiums ceded to reinsurers (see Note 6). Net acquisition costs are deferred and amortized over the period in which the related premiums are earned. Anticipated loss and loss adjustment expenses are considered in determining the recoverability of acquisition costs.

         Loss and Loss Adjustment Expenses

         Provision for loss and loss adjustment expenses is made in an amount equal to the present value of unpaid principal and interest and other payments due under insured risks at the balance sheet date for which, in management's judgment, the likelihood of default is probable. Such reserves amounted to $77.8 million and $98.7 million at December 31, 1995 and 1994, respectively. As of December 31, 1995 and 1994, such reserves included $28.8 million and $71.0 million, respectively, established based on an evaluation of the insured portfolio in light of current economic conditions and other relevant factors. Loss and loss adjustment expenses include amounts discounted at an interest rate of 5.5% in 1995 and 7.8% in 1994. The reserve for loss and loss adjustment expenses is necessarily based upon estimates, however, in management's opinion the reserves for loss and loss adjustment expenses is adequate. However, actual results will likely differ from those estimates.

         Income Taxes

         Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. These temporary differences relate principally to unrealized gains (losses) on fixed maturity securities available-for-sale, premium revenue recognition, deferred acquisition costs and deferred compensation. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

         Financial guaranty insurance companies are permitted to deduct from taxable income, subject to certain limitations, amounts added to statutory contingency reserves (see Note 3). The amounts deducted must be included in taxable income upon their release from the reserves or upon earlier release of such amounts from such reserves to cover excess losses as permitted by insurance regulators. The amounts deducted are allowed as deductions from taxable income only to the extent that U.S. government non-interest bearing tax and loss bonds are purchased and held in an amount equal to the tax benefit attributable to such deductions.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================



         Property and Equipment

         Property and equipment consists of furniture, fixtures, equipment and leasehold improvements which are recorded at cost and are charged to income over their estimated service lives. Office furniture and equipment are depreciated straight-line over five years. Leasehold improvements are amortized over their estimated service life or over the life of the lease, whichever is shorter. Computer equipment and software are depreciated over three years. Maintenance and repairs are charged to expense as incurred.

         Foreign Currency Translation

         The Company has established foreign branches in France and the United Kingdom and determined that the functional currencies of these branches are local currencies. Accordingly, the assets and liabilities of these foreign branches are translated into U.S. dollars at the rates of exchange existing at December 31, 1995 and 1994 and revenues and expenses are translated at average monthly exchange rates. The cumulative translation loss at December 31, 1995 and 1994 was $1.5 million and $1.2 million, respectively, net of tax, and is reported as a separate component of stockholder's equity.

(3)      Statutory Accounting Practices

         The financial statements are prepared on the basis of GAAP, which differs in certain respects from accounting practices prescribed or permitted by state insurance regulatory authorities. The following are the significant ways in which statutory-basis accounting practices differ from GAAP:

                  (a) premiums are earned in  proportion to the reduction of the related risk rather than in proportion to the coverage provided;
                  (b) policy acquisition costs are charged to current operations as incurred  rather than as related  premiums  are earned;
                  (c) a   contingency  reserve  is  computed  on  the  basis  of
                      statutory requirements for the security of all policyholders, regardless of whether loss contingencies actually exist, whereas under GAAP, a reserve is established based on an ultimate estimate of exposure;
                  (d) certain   assets  designated  as  non-admitted  assets are
                      charged directly against surplus but are reflected as assets under GAAP, if recoverable;
                  (e) federal  income  taxes  are  only provided with respect to taxable income for which income taxes are currently payable, while under GAAP taxes are also provided for differences between the financial reporting and the tax bases of assets and liabilities;
                  (f) purchases of tax and loss bonds are reflected  as admitted assets, while under GAAP they are recorded as federal income tax payments; and
                  (g) all fixed income investments are carried at amortized cost rather than at fair value for securities classified as available-for-sale under GAAP.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================



The  following  is a  reconciliation  of net  income  and  stockholder's  equity
presented  on  a  GAAP  basis  to  the  corresponding   amounts  reported  on  a
statutory-basis for the periods indicated below (in thousands):


                                                                              Years Ended December 31,
                                                        ----------------------------------------------------------------------------
                                                                  1995                       1994                      1993
                                                        ------------------------    -------------------------   --------------------
                                                             Net     Stockholder's    Net       Stockholder's     Net  Stockholder's
                                                           Income       Equity      Income         Equity       Income     Equity
                                                        -----------  -------------  -------    -------------    ------  ------------
GAAP basis amount                                        $187,878   $1,547,881    $ 189,731   $1,279,723     $165,360   $1,221,429

Premium revenue recognition                               (22,555)    (166,927)      (4,970)    (144,372)     (16,054)    (139,401)

Deferral of acquisition costs                              (3,940)     (94,868)       3,709      (90,928)       2,658      (94,637)

Contingency reserve                                            --     (386,564)          --     (328,073)          --     (252,542)

Non-admitted assets                                            --       (5,731)          --       (7,566)          --       (8,951)
Case basis loss reserves                                    4,048          (52)      (3,340)      (4,100)       1,626         (759)

Portfolio loss reserves                                   (22,100)      24,000      (11,050)      46,100       43,650       57,150

Deferral of income taxes (benefits)                        19,842       64,825        7,741       45,134       (7,284)      35,209

Unrealized gains (losses) on fixed maturity
securities held at fair value, net of tax                      --      (63,785)          --       41,773           --      (90,708)

Recognition of profit commission                            3,096       (5,744)      (2,410)      (8,840)      (4,811)      (4,811)

Provision for unauthorized reinsurance                         --           --           --         (266)          --           --

Contingency reserve tax deduction (see Note 2)                 --       78,196           --       55,496           --       45,402

Allocation of tax benefits due to
Parent's net operating loss to the
Company (see Note 5)                                          637       10,290          (63)       9,653           --        9,716
                                                         --------   ----------    ---------   ----------     --------   ----------

Statutory-basis amount                                   $166,906   $1,001,521    $ 179,348   $  893,734     $185,145   $  777,097
                                                         ========   ==========    =========   ==========     ========   ==========


Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================




(4)      Investments

         Investments in fixed maturity securities carried at fair value of $3.2 million and $3.0 million as of December 31, 1995 and 1994, respectively, were on deposit with various regulatory authorities as required by law.

         The  amortized  cost and fair values of short-term  investments  and of
         investments    in   fixed    maturity    securities    classified    as
         available-for-sale are as follows (in thousands):


                                                                           Gross                 Gross
                                                                        Unrealized            Unrealized
                                                     Amortized            Holding               Holding                Fair
           1995                                         Cost               Gains                 Losses               Value
           ----                                     ---------------     -----------------     -----------------     --------------
           U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies               $    71,182           $    1,696                   -           $    72,878

           Obligations of states and political
            subdivisions                              1,942,001               98,458              $1,625             2,038,834

           Debt securities issued by foreign
            governments                                  30,270                  152                 550                29,872
                                                   ---------------      ---------------        -------------      ----------------

           Investments available-for-sale             2,043,453              100,306               2,175             2,141,584

           Short-term investments                        91,032                    -                   -                91,032
                                                   ---------------      ---------------        -------------      ----------------

           Total                                     $2,134,485             $100,306              $2,175            $2,232,616
                                                   ===============      ===============        =============      ================

         The amortized cost and fair values of short-term investments and of investments in fixed maturity securities available-for-sale at December 31, 1995, by contractual maturity date, are shown below. Expected maturities may differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                                  Amortized                          Fair
               1995                                                 Cost                             Value
               ----                                              -----------                     ------------
               Due in one year or less                           $     99,894                    $     99,984
               Due after one year through five years                  137,977                         141,235
               Due after five years through ten years                 287,441                         300,560
               Due after ten years through twenty years             1,406,219                       1,476,261
               Due after twenty years                                 202,954                         214,576
                                                                  -----------                     -----------

               Total                                               $2,134,485                      $2,232,616
                                                                   ==========                      ==========


Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================






                                                                           Gross                Gross
                                                                         Unrealized          Unrealized
                                                     Amortized            Holding              Holding                 Fair
           1994                                        Cost                Gains               Losses                 Value
           ----                                    --------------      ---------------      --------------       -----------------

           U.S. Treasury securities and
            obligations of U.S. government
            corporations and agencies                $   10,945             $     8            $   (519)              $   10,434

           Obligations of states and political
            subdivisions                              1,839,566              25,809             (85,200)               1,780,175

           Debt securities issued by foreign
            governments                                 103,666                 400              (4,765)                  99,301
                                                     ----------             -------            --------               ----------
           Investments available-for-sale             1,954,177              26,217             (90,484)               1,889,910

           Short-term investments                        75,674                   -                  -                    75,674
                                                     ----------             -------            --------               ----------

           Total                                     $2,029,851             $26,217            $(90,484)              $1,965,584
                                                     ==========             =======            ========               ==========


         In 1995, 1994 and 1993, proceeds from sales of investments in fixed maturity securities available-for-sale carried at fair value were $836.1 million, $550.5 million, and $789.0 million, respectively. For 1995, 1994 and 1993 gross gains of $36.3 million, $18.2 million and $36.1 million respectively, and gross losses of $5.5 million, $12.3 million and $1.0 million respectively, were realized on such sales.

         Net investment income of the Company is derived from the following sources (in thousands):


                                                                               Year Ended December 31,
                                                                     ---------------------------------------
                                                                       1995              1994           1993
                                                                     --------          -------         -----
         Income from fixed maturity securities                        $112,684         $108,519        $ 97,121
         Income from short-term investments                              8,450            2,479           3,914
                                                                      --------         --------        --------

         Total investment income                                       121,134          110,998         101,035
         Investment expenses                                               736            1,170           1,115
                                                                      --------         --------        --------

         Net investment income                                        $120,398         $109,828        $ 99,920
                                                                      ========         ========        ========

         As of December 31, 1995, the Company did not have more than 10% of its investment portfolio concentrated in a single issuer or industry.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================





(5)      Income Taxes

         The Company files a federal tax return as part of the consolidated return of General Electric Capital Corporation ("GE Capital"). Under a tax sharing agreement with GE Capital, taxes are allocated to the Company and the Parent based upon their respective contributions to consolidated net income. The Company's effective federal corporate tax rate (20.6 percent in 1995, 21.3 percent in 1994 and 24.3 percent in 1993) is less than the corporate tax rate on ordinary income of 35 percent in 1995, 1994 and 1993.

         Federal income tax expense (benefit) relating to operations of the Company for 1995, 1994 and 1993 is comprised of the following (in thousands):


                                                Year Ended December 31,
                                   -----------------------------------------------
                                     1995                1994                1993
                                    -------             --------            -------
    Current tax expense             $28,913              $43,484            $59,505
    Deferred tax expense             19,841                7,741             (7,284)
                                    -------              -------            -------
    Federal income tax expense      $48,754              $51,225            $52,221
                                    =======              =======            =======

         The following is a reconciliation of federal income taxes computed at the statutory rate and the provision for federal income taxes (in thousands):


                                                                           Year Ended December 31,
                                                             ----------------------------------------------
                                                               1995                 1994              1993
                                                             --------           ----------         ---------
         Income taxes computed on income
           before provision for federal
           income taxes, at the statutory rate                $82,821             $84,334            $75,101

         Tax effect of:
           Tax-exempt interest                                (30,630)            (30,089)           (27,185)
           Other, net                                          (3,437)             (3,020)             4,305
                                                             ---------           ---------          --------

         Provision for income taxes                           $48,754             $51,225            $52,221
                                                              =======             =======            =======


Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

          The tax effects of temporary differences that give rise to significant portions of the deferred tax liabilities at December 31, 1995 and 1994 are presented below (in thousands):


                                                                              1995               1994
                                                                           -----------       -------------
            Deferred tax assets:
                 Unrealized losses on fixed maturity
                 securities, available-for-sale                                     -             $22,493
                 Loss reserves                                               $  8,382              16,136
                 Deferred compensation                                          5,735               9,685
                 Tax over book capital gains                                    1,069                 365
                 Other                                                          3,248               3,760
                                                                           -----------       -------------

            Total gross deferred tax assets                                    18,434              52,439
                                                                           -----------       -------------

            Deferred tax liabilities:
                 Unrealized gains on fixed maturity
                 securities, available-for-sale                                34,346                   -
                 Deferred acquisition costs                                    33,204              31,825
                 Premium revenue recognition                                   32,791              24,674
                 Rate differential on tax and loss bonds                        9,454               9,454
                 Other                                                          7,810               9,126
                                                                           -----------       -------------

            Total gross deferred tax liabilities                              117,605              75,079
                                                                           -----------       -------------

            Net deferred tax liability                                       $ 99,171             $22,640
                                                                           ===========       =============

         Based upon the level of historical taxable income, projections of future taxable income over the periods in which the deferred tax assets are deductible and the estimated reversal of future taxable temporary differences, the Company believes it is more likely than not that it will realize the benefits of these deductible differences and has not established a valuation allowance at December 31, 1995 and 1994. The company anticipates that the related deferred tax asset will be realized.

         Total federal income tax payments during 1995, 1994 and 1993 were $59.8 million, $10.1 million, and $29.4 million, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)
================================================================================



(6)      Reinsurance

         The Company reinsures portions of its risk with other insurance companies through quota share reinsurance treaties and, where warranted, on a facultative basis. This process serves to limit the Company's exposure on risks underwritten. In the event that any or all of the reinsuring companies were unable to meet their obligations, the Company would be liable for such defaulted amounts. The Company evaluates  the  financial  condition  of its  reinsurers  and  monitors concentrations of credit risk arising from activities or economic characteristics of the reinsurers to minimize its exposure to significant losses from reinsurer insolvencies. The Company holds collateral under reinsurance agreements in the form of letters of credit and trust agreements in various amounts with various reinsurers totaling $33.7 million that can be drawn on in the event of default.

         Effective January 1, 1993, the Company adopted the Emerging Issues Task Force Issue 93-6, "Accounting for Multiple-Year Retrospectively-Rated Contracts by Ceding and Assuming Enterprises" ("EITF 93-6"). EITF 93-6 requires that an asset be recognized by a ceding company to the extent a payment would be received from the reinsurer based on the contract's experience to date, regardless of the outcome of future events. To reflect the adoption of EITF 93-6 in the accompanying financial statements, an initial adjustment of $4.6 million, before applicable income taxes, has been reflected in the 1993 income statement.

         Net premiums earned are presented net of ceded earned premiums of $21.9 million, $39.0 million and $34.4 million for the years ended December 31, 1995, 1994 and 1993, respectively. Loss and loss adjustment expenses incurred are presented net of ceded losses of $1.1 million, $0.3 million and $9.1 million for the years ended December 31, 1995, 1994 and 1993, respectively.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

(7)      Loss and Loss Adjustment Expenses

         Activity in the reserve for loss and loss adjustment expenses is summarized as follows (in thousands):



                                                                                            Year Ended December 31,
                                                                           --------------------------------------------------------
                                                                               1995                1994                1993
                                                                           --------------     ---------------     -----------------

            Balance at January 1,                                              $98,746            $96,098              $44,834
               Less reinsurance recoverable                                     14,472             14,168                5,128
                                                                                ------           --------             --------
            Net balance at January 1,                                           84,274             81,930               39,706

            Incurred related to:
            Current year                                                        26,681             15,133                    -
            Prior years                                                         (1,207)              (437)                (756)
            Portfolio reserves                                                 (33,900)           (11,050)              43,650
                                                                               --------           --------            --------

            Total Incurred                                                      (8,426)             3,646               42,894
                                                                                -------          --------             --------

            Paid related to:
            Current year                                                          (197)              (382)                   -
            Prior years                                                         (5,515)              (920)                (670)
                                                                                -------          ---------            ---------

            Total Paid                                                          (5,712)            (1,302)                (670)
                                                                                -------          ---------            ---------

            Net balance at December 31,                                         70,136             84,274               81,930
               Plus reinsurance recoverable                                      7,672             14,472               14,168
                                                                              --------           --------             --------
            Balance at December 31,                                            $77,808            $98,746              $96,098
                                                                               =======            =======              =======


         The changes in incurred portfolio reserves principally relate to business written in prior years. The changes are based upon an evaluation of the insured portfolio in light of current economic conditions and other relevant factors.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

(8)      Related Party Transactions

         The Company has various agreements with subsidiaries of General Electric Company ("GE") and GE Capital. These business transactions include appraisal fees and due diligence costs associated with underwriting structured finance mortgage-backed security business; payroll and office expenses incurred by the Company's international branch offices but processed by a GE subsidiary; investment fees pertaining to the management of the Company's investment portfolio; and telecommunication service charges. Approximately $3.2 million, $3.2 million and $1.0 million in expenses were incurred in 1995, 1994 and 1993, respectively, related to such transactions.

         The Company also insured certain non-municipal issues with GE Capital involvement as sponsor of the insured securitization and/or servicer of the underlying assets. For some of these issues, GE Capital also provides first loss protection in the event of default. Gross premiums written on these issues amounted to $1.3 million in 1995, $2.5 million in 1994, and $3.3 million in 1993.

         The Company insures bond issues and securities in trusts that were sponsored by affiliates of GE (approximately 1 percent of gross premiums written in 1995 and 1994 and 2 percent in 1993).


(9)      Compensation Plans

         Officers and other key employees of the Company participate in the Parent's incentive compensation, deferred compensation and profit sharing plans. Expenses incurred by the Company under compensation plans and bonuses amounted to $7.5 million, $12.2 million and $16.7 million in 1995, 1994 and 1993, respectively, before deduction for related tax benefits.

(10)     Dividends

         Under New York insurance law, the Company may pay a dividend only from earned surplus subject to the following limitations: (a) statutory surplus after such dividend may not be less than the minimum required paid-in capital, which was $2.1 million in 1995 and 1994, and (b) dividends may not exceed the lesser of 10 percent of its surplus or 100 percent of adjusted net investment income, as defined by New York insurance law, for the 12 month period ending on the preceding December 31, without the prior approval of the Superintendent of the New York State Insurance Department. At December 31, 1995 and 1994, the amount of the Company's surplus available for dividends was approximately $100.2 million and $89.3 million, respectively.

         During 1995, the company paid dividends of $25 million. No dividends were paid during 1994 or 1993.

Financial Guaranty Insurance
Company                               Notes to Financial Statements (Continued)

===============================================================================
(ii)  Financial Instruments

Fair Value of Financial Instruments

         The following methods and assumptions were used by the Company in estimating fair values of financial instruments:

         Fixed Maturity Securities: Fair values for fixed maturity securities are based on quoted market prices, if available. If a quoted market price is not available, fair values is estimated using quoted market prices for similar securities. Fair value disclosure for fixed maturity securities is included in the balance sheets and in Note 4.

         Short-Term Investments: Short-term investments are carried at cost, which approximates fair value.

         Cash,  Receivable  for  Securities  Sold,  and Payable  for  Securities
Purchased: The carrying amounts of these items approximate their fair values.

         The estimated fair values of the Company's financial instruments at December 31, 1995 and 1994 are as follows (in thousands):


                                                                          1995                             1994
                                                            ------------------------------       ----------------------
                                                              Carrying           Fair               Carrying       Fair
                                                               amount            Value               amount        Value
                                                            -----------         ------              --------       ------
         Financial Assets

            Cash
               On hand and in demand accounts               $        199   $        199              $1,766         $1,766

            Short-term investments                                91,032         91,032              75,674         75,674
            Fixed maturity securities                          2,141,584      2,141,584           1,889,910      1,889,910




         Financial Guaranties: The carrying value of the Company's financial guaranties is represented by the unearned premium reserve, net of deferred acquisition costs, and loss and loss adjustment expense reserves. Estimated fair values of these guaranties are based on amounts currently charged to enter into similar agreements (net of applicable ceding commissions), discounted cash flows considering contractual revenues to be received adjusted for expected prepayments, the present value of future obligations and estimated losses, and current interest rates. The estimated fair values of such financial guaranties range between $412.8 million and $456.2 million compared to a carrying value of $540.6 million as of December 31, 1995 and between $518.1 million and $565.9 million compared to a carrying value of $585.1 million as of December 31, 1994.

Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================


Concentrations of Credit Risk

         The Company considers its role in providing insurance to be credit enhancement rather than credit substitution. The Company insures only those securities that, in its judgment, are of investment grade quality. The Company has established and maintains its own underwriting standards that are based on those aspects of credit that the Company deems important for the particular category of obligations considered for insurance. Credit criteria include economic and social trends, debt management, financial management and legal and administrative factors, the adequacy of anticipated cash flows, including the historical and expected performance of assets pledged for payment of securities under varying economic scenarios and underlying levels of protection such as insurance or overcollateralization.

         In connection with underwriting new issues, the Company sometimes requires, as a condition to insuring an issue, that collateral be pledged or, in some instances, that a third-party guarantee be provided for a term of the obligation insured by a party of acceptable credit quality obligated to make payment prior to any payment by the Company. The types and extent of collateral pledged varies, but may include residential and commercial mortgages, corporate debt, government debt and consumer receivables.

         As of December 31, 1995, the Company's total insured principal exposure to credit loss in the event of default by bond issuers was $98.7 billion, net of reinsurance of $20.7 billion. The Company's insured portfolio as of December 31, 1995 was broadly diversified by geography and bond market sector with no single debt issuer representing more than 1% of the Company's principal exposure outstanding, net of reinsurance.


         As of December 31, 1995, the composition of principal exposure by type of issue, net of reinsurance, was as follows (in millions):



                                                                      Net
                                                                   Principal
                                                                  Outstanding
                                                                  ------------
         Municipal:
           General obligation                                       $43,308.2
           Special revenue                                           38,137.9
           Industrial revenue                                         2,480.0
           Non-municipal                                             14,734.2
                                                                   ----------

         Total                                                      $98,660.3
                                                                   ==========


Financial Guaranty Insurance
Company                                Notes to Financial Statements (Continued)

================================================================================

         The Company is authorized to do business in 50 states, the District of Columbia, and in the United Kingdom and France. Principal exposure outstanding at December 31, 1995 by state, net of reinsurance, was as follows (in millions):


                                                                         Net
                                                                      Principal
                                                                     Outstanding
                                                                     -----------
         California                                                   $10,440.2
         Florida                                                        8,869.3
         Pennsylvania                                                   8,653.4
         New York                                                       7,706.7
         Illinois                                                       5,697.5
         Texas                                                          5,478.7
         New Jersey                                                     4,181.9
         Michigan                                                       3,385.9
         Arizona                                                        2,776.9
         Ohio                                                           2,327.7
                                                                      ---------

         Sub-total                                                     59,518.2
         Other states and International                                39,142.1
                                                                      ---------

         Total                                                        $98,660.3
                                                                      =========



(12)     Commitments

         Total rent expense was $2.2 million, $2.6 million and $2.4 million in 1995, 1994 and 1993, respectively. For each of the next five years and in the aggregate as of December 31, 1995, the minimum future rental payments under noncancellable operating leases having remaining terms in excess of one year approximate (in thousands):



          Year                                                                 Amount
          ----                                                                 ------
          1996                                                                 $  2,297
          1997                                                                    2,909
          1998                                                                    2,909
          1999                                                                    2,909
          2000                                                                    2,909
          Subsequent to 2000                                                      2,911
                                                                                  -----

          Total minimum future rental payments                                  $16,844
                                                                                =======

